JOINT FILING AGREEMENT
      The undersigned acknowledge and agree than any filings, including, without limitation, amended filings, with respect to transactions by KDI Capital Partners, LLC, A Few Valuable Businesses Partnership, Capital Partner Investments Partnership, Worthy Companies Limited Partnership, Financial Ascent Limited Partnership, Outstanding Businesses Limited Partnership, Financial Ascent TE Limited Partnership, Sheldon M. Fox, John M. Day and Mitchell Scott, in shares of common stock of Lawson Products, Inc. that are required under Section 16 of the Securities Exchange Act of 1934, as amended, may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned further agree to the filing, furnishing or incorporation by reference of this joint filing agreement as an exhibit to any joint filing made pursuant to Section 16, including any amendments thereto, and for the completeness and accuracy of the information concerning him or her contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other, except to the extent that he or she knows or has reason to believe that such information is inaccurate. This joint filing agreement shall remain in full force and effect until revoked by any party hereto in a signed writing, provided to such other party hereto, and then only with respect to such revoking party.
      This agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which taken together will constitute one and the same instrument.
      IN WITNESS WHEREOF, the undersigned hereby executes this Joint Filing Agreement as of this 12th day of September 2014.
/s/ Sheldon M. Fox
Sheldon M. Fox
/s/ Sheldon M. Fox *
John M. Day
/s/ Mitchell Scott
Mitchell Scott
KDI CAPITAL PARTNERS LLC
By: /s/ Sheldon M. Fox
Sheldon M. Fox, Managing Member
A FEW VALUABLE BUSINESS PARTNERSHIP
By: KDI Capital Partners LLC, as investment advisor and general partner
By: /s/ Sheldon M. Fox
Sheldon M. Fox, Managing Member
CAPITAL PARTNER INVESTMENTS PARTNERSHIP
By: KDI Capital Partners LLC, as investment advisor and general partner
By: /s/ Sheldon M. Fox
Sheldon M. Fox, Managing Member
WORTHY COMPANIES LIMITED PARTNERSHIP
By: KDI Capital Partners LLC, as investment advisor and general partner
By: /s/ Sheldon M. Fox
Sheldon M. Fox, Managing Member
FINANCIAL ASCENT LIMITED PARTNERSHIP
By: KDI Capital Partners LLC, as investment advisor and general partner
By: /s/ Sheldon M. Fox
Sheldon M. Fox, Managing Member
OUTSTANDING BUSINESSES LIMITED PARTNERSHIP
By: KDI Capital Partners LLC, as investment advisor and general partner
By: /s/ Sheldon M. Fox
Sheldon M. Fox, Managing Member
FINANCIAL ASCENT TE LIMITED PARTNERSHIP
By: KDI Capital Partners LLC, as investment advisor and general partner
By: /s/ Sheldon M. Fox
Sheldon M. Fox, Managing Member
* By: /s/ Sheldon M. Fox
Sheldon M. Fox, Attorney-in-fact